FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR THIRD QUARTER 2023

Marlborough, Mass. (October 26, 2023) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.527 billion during the third quarter of 2023, growing 11.2 percent on a reported basis, 11.1 percent on an operational1 basis and 10.2 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $505 million or $0.34 per share (EPS), compared to $174 million or $0.12 per share a year ago, and achieved adjusted3 EPS of $0.50 for the period, compared to $0.43 a year ago.

“We achieved another quarter of strong performance, thanks to the hard work of our talented global team and our differentiated medical technologies that improve the lives of patients across the globe,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “As we shared at our recent Investor Day meeting, we are well-positioned for the long term, backed by our category leadership strategy, strong pipeline of innovation and track record of strong commercial execution."

Third quarter financial results and recent developments:

•Reported net sales of $3.527 billion, representing an increase of 11.2 percent on a reported basis, compared to the company's guidance range of 8.5 to 10.5 percent; 11.1 percent on an operational basis; and 10.2 percent on an organic basis, compared to the company's guidance range of 7 to 9 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.34 per share, compared to the company's guidance range of $0.21 to $0.25 per share, and achieved adjusted EPS of $0.50 per share, compared to the guidance range of $0.46 to $0.48 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 10.6 percent reported, 10.0 percent operational and 9.4 percent organic
◦Cardiovascular: 11.6 percent reported, 11.7 percent operational and 10.6 percent organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦United States (U.S.) : 8.5 percent reported and operational
◦Europe, Middle East and Africa (EMEA): 14.7 percent reported and 10.9 percent operational
◦Asia-Pacific (APAC): 14.8 percent reported and 19.5 percent operational
◦Latin America and Canada (LACA): 22.0 percent reported and 16.1 percent operational

◦Emerging Markets4: 14.4 percent reported and 19.0 percent operational

•Announced positive 12-month results from the ADVENT pivotal clinical trial of the FARAPULSE™ Pulsed Field Ablation (PFA) System,5 which met the primary safety and efficacy endpoints, and demonstrated the FARAPULSE PFA System is noninferior to standard-of-care therapies.

•Completed enrollment in the first phase of the ADVANTAGE AF clinical trial studying the FARAPULSE PFA System for the treatment of patients with persistent atrial fibrillation (AF) and commenced enrollment in an extension arm of the study to evaluate the safety and effectiveness of adjunctive use of the FARAPOINT™ PFA Catheter for cavotricuspid isthmus (CTI) ablations, a procedure used to treat atrial flutter.

•Received U.S. Food and Drug Administration (FDA) approval for the POLARx™ Cryoablation System, which includes the POLARx FIT Cryoablation Balloon Catheter and is used to treat patients with paroxysmal AF.

•Announced the U.S. FDA approval of the latest-generation WATCHMAN FLX™ Pro Left Atrial Appendage Closure (LAAC) Device, which is designed to improve visualization during device placement, reduce device-related thrombus post-implant and treat a broader range of patient anatomies.

•Received U.S. FDA 510(k) clearance and launched the next-generation LUX-Dx II/II+™ Insertable Cardiac Monitor (ICM) System for long-term monitoring of arrhythmias.

•Received CE Mark, U.S. FDA clearance and Japanese Pharmaceuticals and Medical Devices Agency (PMDA) approval for the AVVIGO™+ Multi-Modality Guidance System, a next-generation technology that provides high-quality intravascular ultrasound (IVUS) imaging and physiologic assessment of coronary vessels and lesions.

•Announced positive data at the Transcatheter Cardiovascular Therapeutics (TCT) scientific symposium demonstrating statistical superiority of the AGENT™ Drug Coated Balloon5 versus uncoated balloon angioplasty for the treatment of patients with in-stent restenosis, meeting the primary endpoint of target lesion failure (TLF) at 12 months (17.9% vs. 28.7%, P=0.006) for the AGENT IDE clinical trial.

•Presented at TCT were study results demonstrating statistically significant lower major bleeding rates in patients with pulmonary embolism (PE) who were treated with the EKOS™ Endovascular System compared to the Inari FlowTriever® System as analyzed in the REAL-PE study.

•Received U.S. FDA De Novo classification grant and marketing authorization for an expanded indication for the AXIOS™ Stent and Electrocautery-Enhanced Delivery System. The new indication allows for use of the device to facilitate endoscopic drainage of the gallbladder for patients with acute cholecystitis who are at high risk for surgery.

•Announced U.S. FDA approval for an expanded indication of the WaveWriter Alpha™ Spinal Cord Stimulator (SCS) Systems for the treatment of painful diabetic peripheral neuropathy (DPN).

•Announced agreement to acquire Relievant Medsystems, Inc., a privately held medical technology company that has developed and commercialized the only U.S. FDA-cleared system, the Intracept® Intraosseous Nerve Ablation System, for vertebrogenic pain, subject to customary closing conditions.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.

3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items.
4.Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada. We have revised prior year amounts to conform to the current year's presentation.
5.The FARAPULSE PFA System and the AGENT DCB are investigational devices. Restricted by Federal law to investigational use only. Not available for sale in the U.S.

Net sales for the third quarter by business and region:

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2023	2022
Endoscopy	$629	$559	12.6%	(0.7)%	11.9%	(1.4)%	10.6%
Urology	483	433	11.5%	(0.5)%	11.1%	—%	11.1%
Neuromodulation	229	221	3.7%	(0.4)%	3.2%	—%	3.2%
MedSurg	1,341	1,213	10.6%	(0.5)%	10.0%	(0.6)%	9.4%
Cardiology	1,647	1,479	11.4%	(0.1)%	11.4%	—%	11.4%
Peripheral Interventions	538	479	12.3%	0.6%	12.9%	(4.5)%	8.4%
Cardiovascular	2,185	1,958	11.6%	0.1%	11.7%	(1.1)%	10.6%
Net Sales	$3,527	$3,170	11.2%	(0.1)%	11.1%	(0.9)%	10.2%

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2023	2022
U.S.	$2,099	$1,934	8.5%	—%	8.5%
EMEA	671	585	14.7%	(3.8)%	10.9%
APAC	611	532	14.8%	4.7%	19.5%
LACA	146	119	22.0%	(5.9)%	16.1%
Net Sales	$3,527	$3,170	11.2%	(0.1)%	11.1%

Emerging Markets[4]	$594	$519	14.4%	4.6%	19.0%

Amounts may not add due to the use of rounded numbers. Growth rates are based on actual, unrounded amounts and may not recalculate precisely.

Growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions/divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2023

The company now estimates net sales growth for the full year 2023, versus the prior year period, to be approximately 11 percent on both a reported basis and organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company now estimates EPS on a GAAP basis in a range of $1.00 to $1.04 and estimates adjusted EPS, excluding certain charges (credits), of $1.99 to $2.02.

The company estimates net sales growth for the fourth quarter of 2023, versus the prior year period, to be in a range of approximately 9 to 11 percent on a reported basis, and approximately 8 to 10 percent on an organic basis. Fourth quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.26 to $0.30 and adjusted EPS, excluding certain charges (credits), of $0.49 to $0.52.

Conference Call Information
Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: investors.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the fourth quarter and full year 2023; our financial performance; acquisitions; clinical trials; our business plans and product performance, and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of foreign currency fluctuations; future U.S. and global economic, political, competitive,

reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; disruptions caused by pandemics on our operations and financial results; labor shortages and increases in labor costs; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Emily Anderson	Investors:	Lauren Tengler
	617-515-2000 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	Emily.Anderson2@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2023	2022	2023	2022

Net sales	$3,527	$3,170	$10,515	$9,440
Cost of products sold	1,101	979	3,198	2,945
Gross profit	2,426	2,191	7,317	6,495

Operating expenses:
Selling, general and administrative expenses	1,242	1,132	3,811	3,357
Research and development expenses	356	339	1,051	993
Royalty expense	11	11	35	34
Amortization expense	208	202	620	604
Intangible asset impairment charges	1	125	58	132
Contingent consideration net expense (benefit)	12	20	43	68
Restructuring net charges (credits)	15	4	51	18
Litigation-related net charges (credits)	(111)	—	(111)	42
	1,733	1,833	5,558	5,248
Operating income (loss)	693	358	1,759	1,247

Other income (expense):
Interest expense	(66)	(63)	(200)	(406)
Other, net	(18)	(51)	(78)	(96)
Income (loss) before income taxes	610	245	1,480	745
Income tax expense (benefit)	105	57	392	188
Net income (loss)	504	188	1,088	558
Preferred stock dividends	—	(14)	(23)	(42)
Net income (loss) attributable to noncontrolling interests	(0)	—	(0)	—
Net income (loss) attributable to Boston Scientific common stockholders	$505	$174	$1,065	$516

Net income (loss) per common share - basic	$0.34	$0.12	$0.74	$0.36
Net income (loss) per common share - diluted	$0.34	$0.12	$0.73	$0.36

Weighted-average shares outstanding
Basic	1,464.5	1,431.6	1,448.8	1,429.7
Diluted	1,475.0	1,440.0	1,459.1	1,438.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2023
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share
Reported	$2,426	$1,733	$693	$(83)	$610	$504	$—	$505	$0.34
Non-GAAP adjustments:
Amortization expense	—	(208)	208	—	208	179	—	177	0.12
Intangible asset impairment charges	—	(1)	1	—	1	—	—	—	0.00
Acquisition / divestiture-related net charges (credits)	17	(48)	66	—	66	56	—	56	0.04
Restructuring and restructuring-related net charges (credits)	20	(27)	47	—	47	41	—	41	0.03
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(86)	—	(86)	(0.06)
Investment portfolio net losses (gains)	—	—	—	2	2	2	—	2	0.00
EU MDR implementation costs	11	(5)	17	—	17	14	—	14	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	23	—	23	0.02
Discrete tax items	—	—	—	—	—	0	—	0	0.00
Adjusted	$2,475	$1,555	$919	$(81)	$838	$734	$—	$732	$0.50

	Three Months Ended September 30, 2022
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (1)
Reported	$2,191	$1,833	$358	$(114)	$245	$188	$(14)	$174	$0.12
Non-GAAP adjustments:
Amortization expense	—	(202)	202	—	202	174	—	174	0.12
Intangible asset impairment charges	—	(125)	125	—	125	96	—	96	0.07
Acquisition / divestiture-related net charges (credits)	23	(65)	87	26	113	112	—	112	0.08
Restructuring and restructuring-related net charges (credits)	14	(4)	18	—	18	16	—	16	0.01
Litigation-related net charges (credits)	—	—	—	—	—	(0)	—	(0)	(0.00)
Investment portfolio net losses (gains)	—	—	—	(3)	(3)	(3)	—	(3)	(0.00)
EU MDR implementation costs	12	(7)	20	—	20	17	—	17	0.01
Debt extinguishment charges	—	—	—	—	—	(0)	—	(0)	(0.00)
Deferred tax expenses (benefits)	—	—	—	—	—	35	—	35	0.02
Adjusted	$2,240	$1,430	$810	$(91)	$719	$634	$(14)	$620	$0.43

(1) On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock. For the third quarter of 2022, the effect of assuming the conversion of 5.50% Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (2)
Reported	$7,317	$5,558	$1,759	$(279)	$1,480	$1,088	$(23)	$1,065	$0.73
Non-GAAP adjustments:
Amortization expense	—	(620)	620	—	620	536	—	534	0.37
Intangible asset impairment charges	—	(58)	58	—	58	54	—	54	0.04
Acquisition / divestiture-related net charges (credits)	44	(193)	238	6	244	298	—	298	0.20
Restructuring and restructuring-related net charges (credits)	55	(78)	133	—	133	112	—	112	0.08
Litigation-related net charges (credits)	—	111	(111)	—	(111)	(86)	—	(86)	(0.06)
Investment portfolio net losses (gains)	—	—	—	21	21	22	—	22	0.02
EU MDR implementation costs	36	(17)	53	—	53	45	—	45	0.03
Deferred tax expenses (benefits)	—	—	—	—	—	111	—	111	0.08
Discrete tax items	—	—	—	—	—	26	—	26	0.02
Adjusted	$7,452	$4,704	$2,748	$(252)	$2,497	$2,206	$(23)	$2,181	$1.50

	Nine Months Ended September 30, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (2)
Reported	$6,495	$5,248	$1,247	$(502)	$745	$558	$(42)	$516	$0.36
Non-GAAP adjustments:
Amortization expense	—	(604)	604	—	604	519	—	519	0.36
Intangible asset impairment charges	—	(132)	132	—	132	103	—	103	0.07
Acquisition / divestiture-related net charges (credits)	73	(177)	250	26	276	279	—	279	0.19
Restructuring and restructuring-related net charges (credits)	49	(33)	82	—	82	71	—	71	0.05
Litigation-related net charges (credits)	—	(42)	42	—	42	33	—	33	0.02
Investment portfolio net losses (gains)	—	—	—	8	8	4	—	4	0.00
EU MDR implementation costs	33	(19)	52	—	52	45	—	45	0.03
Debt extinguishment charges	—	—	—	194	194	149	—	149	0.10
Deferred tax expenses (benefits)	—	—	—	—	—	98	—	98	0.07
Discrete tax items	—	—	—	—	—	(0)	—	(0)	(0.00)
Adjusted	$6,651	$4,242	$2,409	$(274)	$2,135	$1,858	$(42)	$1,816	$1.26

(2) For the nine months ended September 30, 2023 and 2022, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income attributable to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q4 and FY 2023 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q4 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)
Reported growth	9%	11%	~11%
Impact of foreign currency fluctuations	0%	0%	~1%
Operational growth	9%	11%	~12%
Impact of acquisitions / divestitures	(1)%	(1)%	~(1)%
Organic growth	8%	10%	~11%

Earnings per Share

	Q4 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.26	$0.30	$1.00	$1.04

Amortization expense	0.12	0.12	0.49	0.49
Acquisition / divestiture-related net charges (credits)	0.04	0.03	0.24	0.23
Restructuring and restructuring-related net charges (credits)	0.03	0.03	0.11	0.11
Other adjustments	0.04	0.04	0.15	0.15
Adjusted results	$0.49	$0.52	$1.99	$2.02

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.” Please refer to Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we have filed or will file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share – diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.